EXHIBIT I



                                   JOINT FILING AGREEMENT




        Each of the undersigned hereby agrees that the Schedule 13G filed herewith is filed jointly, pursuant to Rule 13d-1(f)(1) of the Securities Exchange Act of 1934, as amended on behalf of each of them.


               Dated: February 10, 2000



               AXA Financial, Inc.



               BY:  /s/ Alvin H. Fenichel
                  -------------------------
                  Alvin H. Fenichel
                  Senior Vice President
                  and Controller



        AXA Assurances I.A.R.D. Mutuelle; AXA Assurances Vie Mutuelle; AXA Conseil Vie Assurance Mutuelle; AXA Courtage Assurance Mutuelle, as a group, and AXA

               Signed on behalf of each of the above entities



               BY:      /s/ Alvin H. Fenichel
                  Alvin H. Fenichel
                  Attorney-in-Fact
                  (Executed pursuant to Powers of Attorney)

                                 Exhibit 1


                               POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENT that DLJ CAPITAL INVESTORS, INC., a Delaware corporation (the "Company"), hereby constitutes and appoints Alvin H. Fenichel, from the date hereof until such time as this Power of Attorney is revoked in writing, to act as its true and lawful agent and attorney-in-fact with full power and authority, in the name of and on behalf of the Company to execute, consent to, swear to, acknowledge, file, amend and/or modify and deliver one or more filings on Schedule 13-G and any and all subsequent filings made by or on behalf of the Securities and Exchange Commission pursuant to the Securities Act and/or the Securities Exchange Act of 1934, as amended.

      IN WITNESS WHEREOF, the undersigned has executed this power of attorney this 10th day of February 2000.


DLJ CAPITAL INVESTORS, INC.

/s/ Marjorie White
- --------------------------------------
by: Marjorie White/Corporate Secretary